Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Amendment No. 1 to this Registration Statement on Form S-1 of Better Therapeutics, Inc. of our report dated March 30, 2023, relating to the financial statements of Better Therapeutics, Inc. as of and for the years ended December 31, 2022 and 2021 appearing elsewhere in this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Elliott Davis, LLC

Greenville, South Carolina

October 27, 2023